As filed with the Securities and Exchange Commission on June 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALNYLAM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0602661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

675 West Kendall Street

Henri A. Termeer Square

Cambridge, Massachusetts 02142

(617) 551-8200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John M. Maraganore , Ph.D.

Chief Executive Officer

Alnylam Pharmaceuticals, Inc.

675 West Kendall Street

Henri A. Termeer Square

Cambridge, Massachusetts 02142

(617) 551-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Mitchell S. Bloom, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	963,486 shares	$136.42	$131,433,942.69	$17,060.13

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on June 3, 2020.

PROSPECTUS

Alnylam Pharmaceuticals, Inc.

963,486 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition of up to 963,486 shares of Alnylam Pharmaceuticals, Inc. common stock, par value $0.01 per share, by the selling stockholders identified in this prospectus. All of the shares are outstanding shares of common stock held by the selling stockholders. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders.

The selling stockholders (which term as used herein includes their respective donees, pledgees, transferees or other successors in interest) may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 9 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Our common stock trades on the Nasdaq Global Select Market under the symbol “ALNY”. On June 3, 2020, the last reported sale price for our common stock on the Nasdaq Global Select Market was $137.25 per share.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. PLEASE READ THE INFORMATION UNDER THE HEADING “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS FOR A DISCUSSION OF THE FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE DECIDING TO PURCHASE THESE SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “Alnylam,” “we,” “our,” “us” and “the Company” refer, collectively, to Alnylam Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.

ABOUT ALNYLAM PHARMACEUTICALS, INC.

We are a global commercial-stage biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi. RNAi is a naturally occurring biological pathway within cells for sequence-specific silencing and regulation of gene expression. By harnessing the RNAi pathway, we have developed a new class of innovative medicines, known as RNAi therapeutics. RNAi therapeutics are comprised of small interfering RNA, or siRNA, and function upstream of conventional medicines by potently silencing messenger RNA that encode for disease-causing proteins, thus preventing them from being made. We believe this is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases. To date, our efforts to advance this revolutionary approach have yielded the approval of two first-in-class RNAi-based medicines, ONPATTRO® (patisiran) and GIVLAARI® (givosiran).

Our research and development strategy is to target genetically validated genes that have been implicated in the cause or pathway of human disease. We utilize a lipid nanoparticle (LNP) or N-acetylgalactosamine (GalNAc) conjugate approach to enable hepatic delivery of siRNAs. For delivery to the central nervous system, or CNS, and the eye (ocular delivery), we are utilizing an alternative conjugate approach. Our focus is on clinical indications where there is a high unmet need, early biomarkers for the assessment of clinical activity in Phase 1 clinical studies, and a definable path for drug development, regulatory approval, patient access and commercialization.

We continue to execute on our Alnylam 2020 strategy of building a multi-product, global, commercial biopharmaceutical company with a deep and sustainable clinical pipeline of RNAi therapeutics for future growth and a robust, organic research engine for sustainable innovation and great potential for patient impact. Based on our accomplishments to date, we are confident we will achieve our Alnylam 2020 goals by the end of 2020. Specifically, our broad pipeline of investigational RNAi therapeutics is focused in four Strategic Therapeutic Areas, or “STArs”: Genetic Medicines; Cardio-Metabolic Diseases; Hepatic Infectious Diseases; and CNS/Ocular Diseases. We now have two marketed products that are within the Genetic Medicines STAr, ONPATTRO and GIVLAARI. ONPATTRO is approved by the United States Food and Drug Administration, or FDA, for the treatment of the polyneuropathy of hereditary transthyretin-mediated amyloidosis, or hATTR amyloidosis, in adults and has also been approved in the European Union for the treatment of hATTR amyloidosis in adult patients with stage 1 or stage 2 polyneuropathy, Japan for the treatment of transthyretin type familial amyloidosis with polyneuropathy, and in several additional countries. Regulatory filings in other territories are pending and additional filings are planned for 2020. In November 2019, we received regulatory approval for GIVLAARI from the FDA for the treatment of adults with acute hepatic porphyria, or AHP, and in March 2020, GIVLAARI was granted marketing authorisation by the European Commission for the treatment of AHP in adults and adolescents aged 12 years and older. We have also filed a marketing authorisation application, or MAA, for givosiran (the non-branded drug name for GIVLAARI) in Brazil and additional regulatory filings are planned for 2020 and beyond.

We have six late-stage investigational programs advancing toward potential commercialization. These programs include our wholly owned programs: givosiran for the treatment of adolescent patients with AHP, lumasiran for the treatment of primary hyperoxaluria type 1, or PH1, patisiran (the non-branded drug name for ONPATTRO) for the treatment of transthyretin amyloidosis, or ATTR amyloidosis, with cardiomyopathy, and vutrisiran for the treatment of ATTR amyloidosis. Inclisiran for the treatment of hypercholesterolemia and atherosclerotic cardiovascular disease, or ASCVD, is being advanced by our partner, The Medicines Company (acquired by Novartis AG in January 2020), or MDCO, and fitusiran for the treatment of hemophilia is being advanced by our partner Sanofi Genzyme, the specialty care global business unit of Sanofi.

In December 2019, we reported positive topline results from our ILLUMINATE-A Phase 3 clinical trial for lumasiran, our investigational RNAi therapeutic targeting glycolate oxidase, for the treatment of PH1, and in April 2020, based on the positive ILLUMINATE-A data, we submitted a New Drug Application, or NDA, which was accepted by the FDA and granted Priority Review. The FDA has set an action date of December 3, 2020 under the Prescription Drug User Fee Act, and has indicated that they are not currently planning an advisory committee meeting as part of the NDA review. Additionally, on March 31, 2020, we submitted an MAA for lumasiran with the European Medicines Agency, or EMA. Lumasiran was previously granted an accelerated assessment by the EMA.

Based on our expertise in RNAi therapeutics and broad intellectual property estate, we have formed alliances with leading pharmaceutical and life sciences companies to support our development and commercialization efforts, including Regeneron Pharmaceuticals, Inc., MDCO, Sanofi Genzyme, Vir Biotechnology, Inc., and Dicerna Pharmaceuticals, Inc.

In April 2020, we entered into a strategic financing collaboration, or the Collaboration, with The Blackstone Group Inc., or Blackstone, to accelerate our advancement of RNAi therapeutics. In connection with the collaboration, Blackstone and its affiliates will provide us up to $2.0 billion in financing, including $1.0 billion in committed payments to acquire 50% of royalties and 75% of commercial milestones payable to us in connection with sales of inclisiran, up to $750.0 million in a first lien senior secured term loan, and up to $150.0 million towards the development of vutrisiran and ALN-AGT, subject to completion of a definitive agreement. As part of the Collaboration, certain affiliates of Blackstone also purchased an aggregate of $100.0 million of our common stock.

Our principal executive offices are located at 675 West Kendall Street, Henri A. Termeer Square, Cambridge, Massachusetts 02142, and our telephone number is (617) 551-8200.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Without limiting the foregoing, the words “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “target,” “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All forward-looking statements included in this prospectus are based on information available to us up to, and including, the date of this document, and we assume no obligation to update any such forward-looking statements to reflect events or circumstances that arise after the date hereof. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain important factors, including those contained in or incorporated by reference into this prospectus and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You should carefully review those factors and also carefully review the risks outlined in other documents that we file from time to time with the SEC. Forward-looking statements include, but are not limited to, statements about:

•

risks related to the direct or indirect impact of the COVID-19 global pandemic or a future pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays in diagnoses of rare diseases, initiation or continuation of treatment for diseases addressed by our products, or in patient enrollment in clinical trials, potential clinical trial, regulatory review or supply chain disruptions, and other potential impacts to our business, the effectiveness or timeliness of steps taken by us to mitigate the impact of the pandemic, and our ability to execute business continuity plans to address disruptions caused by the COVID-19 or a future pandemic;

•	our views and plans with respect to the potential for RNAi therapeutics, including ONPATTRO, GIVLAARI, lumasiran, patisiran, inclisiran, vutrisiran and fitusiran;

•	our plans for additional global regulatory filings and the continuing product launches of ONPATTRO and GIVLAARI;

•	our expectations regarding the advancement of lumasiran and inclisiran through regulatory review and toward the market;

•	the progress of our research and development programs;

•	our expectations regarding our collaboration with Blackstone and the potential acceleration of its commercial products and pipeline resulting from the non-dilutive growth capital;

•	our belief that the funding provided by Blackstone should enable us to achieve a self-sustainable profile without the need for future equity financing;

•	our current and anticipated clinical trials and expectations regarding the reporting of data from these trials;

•	our expectations regarding potential market size for, and the successful commercialization of, ONPATTRO, GIVLAARI or any future products, including lumasiran and inclisiran;

•

the timing of regulatory filings and interactions with or actions or advice of regulatory authorities, which may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional pre-clinical and/or clinical testing or the timing or likelihood of regulatory approvals;

•

our ability or, with respect to inclisiran, our partner’s ability, to obtain and maintain regulatory approval, pricing and reimbursement for ONPATTRO, GIVLAARI or any future products, including lumasiran and inclisiran;

•

the status of our manufacturing operations and the construction of our manufacturing facility and any delays, interruptions or failures in the manufacture and supply of ONPATTRO, GIVLAARI or any of our product candidates by our contract manufacturers or by us;

•	our progress continuing to build and leverage commercial and ex-United States, or U.S, infrastructure; successfully launching, marketing and selling our approved products globally;

•	our ability to successfully expand the indication for ONPATTRO in the future;

•	the possible impact of any competing products on the commercial success of ONPATTRO and GIVLAARI and our product candidates and our ability to compete against such products;

•	our ability to manage our growth and operating expenses;

•	our expectations regarding our STAr pipeline growth strategy and our ability to meet or exceed our Alnylam 2020 guidance for the advancement and commercialization of RNAi therapeutics;

•	our expectations regarding the length of time our current cash, cash equivalents and marketable debt and equity securities will support our operations based on our current operating plan;

•	our belief that the funding provided by our strategic financing collaboration with Blackstone should enable us to achieve a self-sustainable profile without the need for future equity financing;

•	our dependence on third parties for development, manufacture and distribution of products;

•	our expectations regarding our corporate collaborations, including potential future licensing fees and milestone and royalty payments under existing or future agreements;

•	obtaining, maintaining and protecting our intellectual property;

•	our ability to attract and retain qualified key management and scientists, development, medical and commercial staff, consultants and advisors;

•	the outcome of litigation or other legal proceedings;

•	the risk of government investigations;

•	regulatory developments in the U.S. and foreign countries;

•	the impact of laws and regulations;

•	developments relating to our competitors and our industry; and

•	other risks and uncertainties, including those listed under the caption Part II, Item 1A, “Risk Factors” of our most recent Quarterly Report on Form 10-Q.

USE OF PROCEEDS

We are registering these shares pursuant to registration rights granted to the selling stockholders. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in effecting the registration of and disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDERS

On April 10, 2020, we entered into a Stock Purchase Agreement with the selling stockholders, or the SPA, pursuant to which the selling stockholders acquired the shares of common stock that may be offered under this prospectus. This prospectus covers the sale or other disposition by the selling stockholders of up to the total number of shares of common stock held by the selling stockholders subject to the SPA.

We are registering the above-referenced shares to permit each of the selling stockholders to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.

None of the selling stockholders has, or within the past three years has had, any position, office or, except in connection with the Collaboration, other material relationship with us.

The following table sets forth the name of each selling stockholder, the number of shares owned by each of the respective selling stockholders, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling stockholders assuming all of the shares covered hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares, other than an agreement with the selling stockholders not to dispose of any shares prior to July 9, 2020, except as set forth in the SPA. The shares covered hereby may be offered from time to time by the selling stockholders.

The information set forth below is based upon information obtained from the selling stockholders and upon information in our possession regarding the issuance of shares of common stock to the selling stockholders in connection with the private placement transaction. The percentages of shares owned after the offering are based on 115,356,951 shares of our common stock outstanding as of June 4, 2020, including the shares of common stock covered hereby.

Name of Selling Stockholders	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)
			Number	Percent
Funds affiliated with Blackstone(3)	963,486	963,486	—	—

(1)

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares underlying options and other purchase rights that are currently exercisable or exercisable within 60 days of June 4, 2020.

(2)

Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to a particular selling stockholder, such selling stockholder sells all shares of common stock registered under this prospectus held by such selling stockholder.

(3)

Consists of (i) 508,766 shares of common stock held by BXLS V - Bodyguard, L.P., (ii) 8,625 shares of common stock held by BXLS Family Investment Partnership (CYM) V - ESC L.P., (iii) 519 shares of common stock held by Blackstone Family Tactical Opportunities Investment Partnership III ESC L.P., (iv) 119,917 shares of common stock held by BTO Bodyguard Holdings DE L.P., (v) 89,122 shares of common stock held by GSO Capital Opportunities Fund III L.P., (vi) 89,123 shares of common stock held by GSO CSF III Holdco LP, and (vii) 147,414 shares of common stock held by BEMAP Master Fund Ltd. (collectively, the “Blackstone Funds”).

Blackstone Life Sciences Associates V (CYM) L.L.C. is the general partner of BXLS V - Bodyguard, L.P. Blackstone Clarus GP L.P. is the sole member of Blackstone Life Sciences Associates V (CYM) L.L.C. Blackstone Clarus GP L.L.C. is the general partner of Blackstone Clarus GP L.P. Blackstone Life Sciences V (CYM) AIV GP L.P. is the general partner of BXLS Family Investment Partnership (CYM) V - ESC L.P. BXLS V L.L.C. is the general partner of Blackstone Life Sciences V (CYM) AIV GP L.P. Blackstone Holdings II L.P. is the sole member of Blackstone Clarus GP L.L.C. and the managing member of BXLS V L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P.

BTO Side-by-Side GP L.L.C. is the general partner of Blackstone Family Tactical Opportunities Investment Partnership III ESC L.P. BTO Holdings Manager L.L.C. is the general partner of BTO Bodyguard Holdings DE L.P. Blackstone Tactical Opportunities Associates L.L.C. is the managing member of BTO Holdings Manager L.L.C. BTOA L.L.C. is the sole member of Blackstone Tactical Opportunities Associates L.L.C. Blackstone Holdings III L.P. is the managing member of BTOA L.L.C. and the sole member of BTO Side-by-Side GP L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P.

GSO Capital Opportunities Associates III LLC is the general partner of GSO Capital Opportunities Fund III LP. GSO Capital Solutions Associates III LP is the general partner of GSO CSF III Holdco LP. GSO Capital Solutions Associates III (Delaware) LLC is a general partner of GSO Capital Solutions Associates III LP. GSO Holdings I L.L.C. is the sole or managing member of GSO Capital Opportunities Associates III LLC. and GSO Capital Solutions Associates III (Delaware) LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C.

Blackstone Alternative Asset Management L.P. is the investment advisor of BEMAP Master Fund Ltd. Blackstone Holdings I-Sub (BAAM) GP L.L.C. is the general partner of Blackstone Alternative Asset Management L.P. Blackstone Intermediary Holdco L.L.C. is the sole member of Blackstone Holdings I-Sub (BAAM) GP L.L.C. Blackstone Advisory Partners L.P. is the sole member of Blackstone Intermediary Holdco L.L.C. Blackstone Advisory Services L.L.C. is the general partner of Blackstone Advisory Partners L.P. Blackstone Holdings I L.P. is the sole member of Blackstone Advisory Services L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P.

The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds controlled by it or him, but each (other than the Blackstone Funds to the extent of their direct ownership disclaims beneficial ownership of such shares. The address for the BXLS V - Bodyguard, L.P. and BXLS Family Investment Partnership (CYM) V - ESC L.P. is 101 Main Street, Suite 1210, Cambridge, MA 02142. The address for each of the other entities in this footnote and Mr. Schwarzman is 345 Park Avenue, New York, New York 10154.

PLAN OF DISTRIBUTION

The selling stockholders and their pledgees, donees, transferees or other successors in interest may offer sell the shares of common stock from time to time on Nasdaq or any other national securities exchange or quotation service on which the shares may be listed at the time of sale, in the over-the-counter market, through ordinary brokerage trades, pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or broker-dealers, through agents and/or directly to one or more purchasers, or by any other legally available means. The shares of common stock may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders have informed us that, except as set forth below, none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act. Certain selling stockholders who are entities rather than natural persons may distribute shares to their partners, shareholders or other owners in normal course, who may in turn sell the shares in the manner listed above. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation. We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We have agreed to pay all fees and expenses incident to the registration and listing of the shares of common stock owned by the selling stockholders, other than the legal fees of counsel for any party other than us. We have agreed to reimburse the selling stockholders for certain expenses incurred by them in connection with the SPA and registration of shares of common stock. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in effecting the registration of and disposing of the shares. We have agreed to indemnify the selling stockholders against certain losses, damages and liabilities, including liabilities under the Securities Act, the Exchange Act or otherwise.

We have agreed with the selling stockholders to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective for a period of up to one year or, if earlier, until such time as any securities registered pursuant to the SPA cease to become Registrable Securities as defined in the SPA.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.alnylam.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.

This prospectus is part of a registration statement we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below (File No. 001-36407) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 13, 2020;

•

The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on March 23, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 6, 2020;

•

Current Reports on Form 8-K filed on February 27, 2020, April  6, 2020 (but excluding Item 7.01 and the corresponding exhibit), April 13, 2020 (but excluding Item 7.01 and the corresponding exhibit), and May 11, 2020; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on April 8, 2014, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

Alnylam Pharmaceuticals, Inc.

675 West Kendall Street

Henri A. Termeer Square

Cambridge, Massachusetts 02142

Attn: Investor Relations

(617) 551-8200

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ALNYLAM PHARMACEUTICALS, INC.

963,486 Shares of Common Stock

PROSPECTUS

June 5, 2020

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions. All fees and expenses including the amounts set forth below, other than underwriting discounts and commissions and the legal fees of counsel for any party other than us, incurred in connection with the sale of the offered securities will be borne by us.

SEC registration fee	$17,060.13
Legal fees and expenses	$40,000.00
Accounting fees and expenses	$15,000.00

Total	$72,060.13

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DCGL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our certificate of incorporation provides that we must indemnify our directors to the fullest extent permitted by Delaware law, and we are required to advance expenses, as incurred, to our directors in connection with a legal proceeding to the fullest extent permitted by Delaware law.

We have entered into indemnification agreements with our directors and certain of our officers, in addition to the indemnification provided for in our certificate of incorporation, and intend to enter into indemnification agreements with any new directors and certain officers in the future. We have purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16. Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1C to the Registrant’s Current Report on Form 8-K filed on April 26, 2019 (File No. 001-36407) and incorporated herein by reference)

3.2	Amended and Restated Bylaws of the Registrant, as amended (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on February 13, 2020 (File No. 001-36407) for the year ended December 31, 2019 and incorporated herein by reference)

4.1	Specimen certificate evidencing shares of common stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-113162) and incorporated herein by reference)

4.2#	Stock Purchase Agreement by and among the Registrant and the investors listed in Exhibit A thereto, dated April 10, 2020

5.1#	Opinion of Goodwin Procter LLP

23.1#	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

23.2#	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1#	Powers of Attorney (included in the signature pages to the Registration Statement)

#	Filed herewith.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 5th day of June, 2020.

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ John M. Maraganore
Name:	John M. Maraganore, Ph.D.
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Alnylam Pharmaceuticals, Inc. hereby severally constitute and appoint John M. Maraganore and Jeffrey V. Poulton, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended) and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Alnylam Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments (including post-effective amendments) thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Maraganore John M. Maraganore, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2020

/s/ Jeffrey V. Poulton Jeffrey V. Poulton	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 5, 2020

/s/ Dennis A. Ausiello Dennis A. Ausiello, M.D.	Director	June 5, 2020

/s/ Michael W. Bonney Michael W. Bonney	Director	June 5, 2020

/s/ Olivier Brandicourt Olivier Brandicourt, M.D.	Director	June 5, 2020

/s/ Marsha H. Fanucci Marsha H. Fanucci	Director	June 5, 2020

/s/ Margaret A. Hamburg Margaret A. Hamburg, M.D.	Director	June 5, 2020

/s/ Steven M. Paul Steven M. Paul, M.D.	Director	June 5, 2020

/s/ David E.I. Pyott David E.I. Pyott	Director	June 5, 2020

/s/ Colleen F. Reitan Colleen F. Reitan	Director	June 5, 2020

/s/ Amy W. Schulman Amy W. Schulman	Director	June 5, 2020

/s/ Phillip A. Sharp Phillip A. Sharp, Ph.D.	Director	June 5, 2020